                                                                     EXHIBIT 4.1

                            MYSTIC FINANCIAL, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT



is the owner of



                    FULLY PAID AND NONASSESSABLE SHARES OF
                  COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

                            MYSTIC FINANCIAL, INC.

(the "Corporation"), a corporation formed under the laws of the State of Delaware. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. The shares represented by this certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:                                 By:


     Lorraine P. Silva                   Robert H. Surabian
     Secretary                           President and Chief
                                          Executive Officer

                            MYSTIC FINANCIAL, INC.

     The shares represented by this certificate are issued subject to all the provisions of the Certificate of Incorporation and Bylaws of MYSTIC FINANCIAL, INC. (the "Corporation"), as from time to time amended (copies of which are on file at the principal office of the Corporation), to all of which the holder by acceptance hereof assents. The following description constitutes a summary of certain provisions of, and is qualified in its entirety by reference to, the Certificate of Incorporation.

     The Certificate of Incorporation of the Corporation contains certain provisions, applicable upon the effective date of the conversion of Medford Co-operative Bank (the "Bank") from a Massachusetts chartered mutual co-operative bank to a Massachusetts chartered stock co-operative bank under the name Medford Co-operative Bank and the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank, that restrict persons from directly or indirectly acquiring or holding, or attempting to acquire or hold, the beneficial ownership of in excess of 10% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"). The Certificate of Incorporation contains a provision pursuant to which shares in excess of 10% of the Voting Stock of the Corporation are considered "excess shares" and in no event shall the record owner or beneficial owner of excess shares be entitled or permitted to vote such excess shares. These restrictions are not applicable to underwriters in connection with a public offering of the common stock, certain reorganization transactions described in the Certificate of Incorporation or to acquisitions of Voting Stock by the Corporation, any majority-owned subsidiary of the Corporation or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation and for any subsidiary, or any trust or custodial arrangement established in connection with any such plan.

     The Certificate of Incorporation of the Corporation contains provisions providing that the affirmative vote of the holders of at least 80% of the Voting Stock of the Corporation may be required to approve certain business combinations and other transactions with persons who directly or indirectly acquire or hold the beneficial ownership of in excess of 10% of the Voting Stock of the Corporation.

     The Corporation will furnish to any stockholder upon written request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to its transfer agent and registrar.


                           _________________________


     The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                                UNIF GIFT MIN ACT.............Custodian...........
TEN ENT  -  as tenants by the entireties                                           (Cust)                (Minor)
JT TEN   -  as joint tenants with  right of survivorship and    under Uniform Gifts to Minors Act.................
            not as  tenants in common                                                                  (State)

    Additional abbreviations may also be used though not in the above list

  For value received,______________________________________hereby sell, assign and transfer unto_____________________________________________shares of Common
Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint ___________________________ as Attorney, to transfer the said shares on the books of the herein named Corporation with full power of substitution.


Date:___________________

                         _______________________________________________________
                         Signature

                         _______________________________________________________
                         Signature

                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatsoever.


                                   _________________________

                                  RESTRICTION


     In connection with any certificates for the shares of common stock of Mystic Financial, Inc. (the "Corporation") issuable to the directors and executive officers and associates of such persons of the Corporation and Medford Co-operative Bank, each of such certificates shall bear the following restrictive legends:

          The shares, or any interest therein, represented by this certificate may not be sold or otherwise disposed of, directly or indirectly, by the registered holder hereof for a period of one year from the date of issuance hereof, except in the event of the death of the registered holder.

          These shares are beneficially owned by an affiliate or a person deemed to be a control person and, so long as they are beneficially owned by an affiliate or control person, may not be sold, offered for sale, pledged or hypothecated except (i) in conjunction with an effective registration statement as to such securities under the Securities Act of 1933, as amended; (ii) pursuant to the terms of Rule 144 under said Act except that the holding period requirement of Rule 144 need not be met; or (iii) pursuant to an opinion of counsel satisfactory to the Corporation that such registration or compliance is not required.


                            *          *          *


     In connection with any certificates for the shares of common stock of the Corporation issuable to persons who are members of the National Association of Securities Dealers, Inc., persons associated with a member, persons who are in the immediate family to whose support the member contributes, directly or indirectly, or an account in which a member or person associated with a member has a beneficial interest, each of such certificates shall bear the following restrictive legend:

          The shares represented by this certificate may not be sold, transferred or hypothecated by the registered holder hereof for a period of three months from the date of issuance printed hereon.